Exhibit 10.1

                                COMMERCIAL LEASE

                      THE TWO SOUTH ORANGE AVENUE BUILDING

                                ORLANDO, FLORIDA


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                             LEASE TABLE OF CONTENTS
                             -----------------------

ARTICLE
NUMBER

1.                BASIC LEASE TERMS
2.                GRANTING AND RENT PROVISIONS
3.                OCCUPANCY, USE, OPERATIONS
4.                UTILITIES
5.                REPAIRS AND MAINTENANCE
6.                ALTERATIONS AND IMPROVEMENT
7.                CASUALTY AND INSURANCE
8.                CONDEMNATION
9.                ASSIGNMENT OR SUBLEASE
10.               LIEN
11.               DEFAULT AND REMEDIES
12.               DEFINITIONS AND MISC. MATTERS


INDEX OF EXHIBITS

"A"               LEGAL DESCRIPTION OF BUILDING
"B"               FLOOR PLAN
"C"               LEASEHOLD IMPROVEMENTS AGREEMENT
"D"               GUARANTY OF LEASE
"E"               RULES AND REGULATIONS
"F"               ACCEPTANCE OF PREMISES
"G"               RENT SCHEDULE
"H"               ADDENDUM

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                                COMMERCIAL LEASE

                      THE TWO SOUTH ORANGE AVENUE BUILDING

                                ORLANDO, FLORIDA

         THIS LEASE, made as of _______________________________, by and between
TWO SOUTH ORANGE STREET, LLC ("Landlord"), and ADMIRALTY BANK, a Florida banking corporation ("Tenant").

                          ARTICLE 1 - BASIC LEASE TERMS

For the purpose of this Lease, the following terms shall have the meanings set forth below:

1.1 Building. The Building (including the Leased Premises) known as The Two South Orange Avenue Building, located on that tract of land (the "Land") described on Exhibit A hereto, together with all other buildings, structures, fixtures and other improvements located thereon from time to time. The Building and the Land are collectively referred to herein as the "Property".

1.2 Leased Premises. The floor space and interior wall and ceiling space of that portion of the Building outlined in Exhibit B, together with the nonexclusive right to use the Common Area as defined herein, resulting in an aggregate of approximately 8,792 rentable square feet.

1.3      Lease Term. Ten (10) years and no months, beginning on the Commencement
         Date.

         Option Term: The term of the lease my be extended for two (2) five (5) year terms (the "Option Terms"). Tenant shall exercise the options granted herein providing written notice to Landlord at least ninety
         (90) days prior to the end of the Lease Term.

1.4 Commencement Date. The "Commencement Date" shall be the earlier of February 1, 2001, or the date upon which a Certificate of Occupancy for the Leased Premises is issued. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession.

1.5 Base Rent. The first year Base Rent is $14,653.33 per month, plus applicable Florida sales tax. See Exhibit G for Rent Schedule for succeeding years.

1.6      Security Deposit. The Security Deposit is $14,653,33.


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1.7      Addresses:

         Landlord's Address                   Tenant's Address
         ------------------                   ----------------
         TWO SOUTH ORANGE STREET, LLC         ADMIRALTY BANK
         c/o Kuhn Managment, Inc.             4400 PGA Blvd.
         Two South Orange Avenue, Suite 201   Palm Beach Gardens, Florida 33410
         Orlando, Florida 32801
         Attn: Cameron B. Kuhn

         Copy to:                             Copy to:
         -------                              -------
         Stump, Storey & Callahan, P.A.       James J. Wheeler, P.A.
         Post Office Box 3388                 Broad & Cassel
         Orlando, Florida 32802-3388          7777 Glades Road, Ste.  300
         Attn:    D. Paul Dietrich, Esq.      Boca Raton, FL 33434

Landlord and Tenant, by written notice to the other may change from time to time the foregoing addresses, and Landlord, by written notice to Tenant, may notify Tenant from time to time of the appointment of a Building Manager and such Manager's address.

1.8 Permitted Use. General office space, including all banking purposes and a retail bank operation.

1.9 Common Areas. Such areas, lobbies, elevators, staircases, aisles, sidewalks, curbs, parking lots or spaces, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all tenants of the Property in common.

1.10 Lease Year. Each succeeding twelve (12) month period commencing with the first day of the first full calendar month of the Lease Term.

1.11     Intentionally Left Blank.

1.12     Intentionally Left Blank.

1.13 Guarantor. The guarantor of Tenant's obligations under this Lease pursuant to the Guaranty of Lease, if any, executed for the benefit of Landlord. Said Guarantor is, as of the date of execution hereof: None

1.14 Rules and Regulations. The Building shall be operated as set forth in the rules and regulations for the Building, a copy of which are attached hereto as Exhibit E.

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                    ARTICLE 2 - GRANTING AND RENT PROVISIONS

2.1 Grant of Premises. In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the performance by Tenant of the other terms and provisions of this Lease, Landlord hereby leases the Leased Premises to Tenant during the Lease Term, subject to the terms and provisions of this Lease.

2.2 Base Rent. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.5 of this Lease, which amount shall be payable to Landlord at the address shown above or at such other address that Landlord in writing shall notify Tenant. A monthly installment of base rent shall be due and payable on or before the first day of each calendar month beginning February1, 2001, and continuing monthly during the term of this Lease, without demand, offset or deduction; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease.

2.3 Additional Rental. In addition to the Base Rent, Tenant shall pay to Landlord as "Additional Rent" the "Tenant's proportionate share" of "Insurance" and "Taxes" (in excess of the "Base Year", as hereinafter defined) and "Tenant's share of utility charges." As used herein the term:

         (1) "Tenant's proportionate share" shall mean sixteen and nine-tenths percent (16.9%), which is the proportion that the square footage of the Leased Premises bears to the Building's net rentable square footage.

         (2) "Insurance" shall mean Landlord's cost of casualty and liability insurance applicable to the commercial portions of the Building, the common areas of the Building or the rents (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith .

         (3) "Taxes" shall mean all impositions, taxes, assessments (special or otherwise), water and sewer connection charges and rents, and other governmental liens or charge of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, including all taxes whatsoever attributable in any manner to the commercial portion of the Building, the common areas of the Building or the rents (however the term may be defined) receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority, whether or not any

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                  of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner.

         (4)      "Base Year" shall mean calendar year 2001.

         (5) "Tenant's share of utility charges" shall mean 16.9% of the charges applicable to utilities consumption within the Building.

         Landlord shall notify Tenant within thirty (30) days of the date hereof and within thirty (30) days after the end of each calendar year during the lease Term of the amount which Landlord estimates (as evidenced by budgets prepared by Landlord, based on past expenses and known charges) will be the amount of Tenant's proportionate share of Insurance and Taxes for the then current calendar year. Within ninety (90) days following the end of each calendar year during the Term hereof, Landlord shall submit to Tenant a statement showing the actual amount due from Tenant with respect to Insurance and Taxes for the past calendar year. Within thirty (30) days after receipt by Tenant of said statement, Tenant shall have the right in person to inspect Landlord's books and records, at Landlord's office, during normal business hours, after four days prior written notice, as they pertain to the Insurance and taxes for the commercial portion of Building for the calendar year covered by said statement. Said statement shall become final and conclusive between the parties as to the matters set forth therein unless Landlord receives written objections with respect thereto within said thirty (30) day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant's receipt thereof. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to the statement rendered by Landlord to Tenant because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit any overpayment found to be owing to Tenant against Tenant's proportionate share of Insurance and Taxes for the then current calendar year (and future calendar years, if necessary) upon the resolution of said objection or, if at the time of the resolution of said objection of the Lease Term has expired immediately refund to Tenant any overpayment found to be owing to Tenant.

         The Tenant agrees to pay monthly as additional rent the Tenant's share of utility charges applicable to utilities consumption within the Leased Premises. Landlord shall have the option to separately meter the Lease Premises or any portion thereof and submit invoices directly to Tenant therefor.

2.4 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if any monthly rental payment is not received by Landlord on or before the fifteenth (15th) day of the month for which the rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord on or before the fifteenth (15th) day of the month next following the month in which Tenant was invoiced, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

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2.5      Security Deposits. Intentionally left blank.

2.6      Relocation Option.  Intentionally left blank.

2.7 Holding Over. If Tenant does not vacate the Leased Premises upon the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that, if such holdover is without the express consent of Landlord, Tenant shall pay Landlord on demand (in addition to additional rent and any other sums payable under this Lease) as base rental for the period of such holdover an amount equal to twice the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease (without waiver of Landlord's right to recover damages as permitted by law). If such holdover is with the express consent of Landlord, such Base Rent during the holding period shall be an amount equal to 125% of the Base Rent which would have been otherwise payable. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Leased Premises to such other tenant or prospective tenant as a result of any non-consensual holdover by Tenant.

                    ARTICLE 3 - OCCUPANCY, USE AND OPERATIONS

3.1 Use and Operation of Tenant's Business. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose set forth in Section 1.8. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Tenant shall in good faith continuously throughout the Lease Term conduct and carry on its business in the entire Leased Premises. Tenant and its employees and customers shall have the nonexclusive right to use the Common Areas in common with Landlord, other tenants of the Property and other persons designated by Landlord, subject to reasonable rules and regulations governing use that Landlord from time to time prescribes. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property. Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or

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         which would in any way increase or render void the fire insurance on the Property.

3.2 Signs. No signs of any type or description shall be erected, placed or painted in or about the Leased Premises or the Property without the Landlord's prior written consent. Notwithstanding the foregoing Landlord hereby consents to either (1) unlit street level signs on the northwest column of the Building facing Central Avenue and Orange Avenue, or (2) lit letter signs between the first and second floors of the Building exterior of the Leased Premises facing Central Avenue and Orange Avenue, subject to permitability. All signage shall be designed, manufactured, and installed and submitted for permitting at Tenant's sole expense. Landlord shall allow signage free of charge.

3.3 Compliance with Laws, Rules and Regulations. Landlord represents, to the best of its knowledge, that the Building is constructed to satisfy all applicable local, state and federal codes and requirements, including all requirements of the Americans with Disabilities Act, and shall maintain said compliance during the term of this Lease. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises. Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Tenant will comply with the rules and regulations of the Property as adopted by Landlord from time to time; a copy of the current Rules and Regulations is set forth on a schedule attached to this Lease. If Tenant is not complying with such rules and regulations, if Tenant is in any way not complying with this Article 3, then, notwithstanding anything to the contrary contained herein, after written notice to Tenant and expiration of a five (5) day cure period, Landlord may, at its election, enter the Leased Premises without liability therefor and fulfill Tenant's obligations. Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendment to the rules and regulations of the Property will be subject to reasonable notice to Tenant forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4 Inspection. Landlord or its authorized agents shall at any and all reasonable times during Tenant's regular business hours have the right to enter the Leased Premises to inspect the same, to show the Leased Premises to prospective mortgagees, purchasers or prospective tenants, and to alter, improve or repair the Leased Premises or any other portion of the Property if such alterations, improvements or repair are reasonably

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         required by any governmental entity or deemed reasonably necessary by
         Landlord. Tenant hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or use of the Leased Premises, and for any other loss occasioned thereby other than any loss or damage occasioned by the gross negligence or willful misconduct of Landlord or its agents. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor. In the event Landlord enters the Leased Premises at a time other than Tenant's regular business hours Landlord shall notify Tenant and endeavor to be accompanied by Tenant or Tenant's agent.

3.5 Personal Property and Rent Taxes. Tenant shall be liable for all tangible personal property taxes levied against leasehold improvements, merchandise, personal property, trade fixtures of Tenant and all other taxable property located in the Leased Premises. If any such taxes for which Tenant is liable are levied against Landlord or Landlord's property, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable pursuant to the terms. Tenant shall pay when due any and all Florida sales taxes related to Tenant's use and operation of its business in the Leased Premises.

3.6 Parking. Tenant shall have eight (8) non-exclusive parking spaces and eight (8) dedicated parking spaces (on the ground floor) in the parking lots associated with the Building, for use by Tenant, during the Terms of this Lease. Tenant acknowledges however that after 7:00 p.m. each night until 6:00 p.m. the following morning, upon entry to the parking facility Tenant will be required to pay for parking at the posted rates and shall not have exclusive or dedicated use of any spaces within the facility.

                        ARTICLE 4 - UTILITIES AND SERVICE

Subject to reasonable Building rules and regulations, Landlord shall make available for Tenant's use electricity, water and elevator service on a twenty-four (24) hour basis, seven (7) days per week. Landlord shall provide or cause to be provided the mains, conduits and other facilities necessary to supply water, electricity, telephone service (specifically T-1 lines) and sewage service to the Leased Premises. Tenant shall maintain plumbing and electrical lighting fixtures in the Leased Premises. Landlord shall provide routine maintenance, painting, plumbing and electric lighting service for all Common Areas and special service areas of the Property in the manner and to the extent deemed by the Landlord to be standard. Landlord may, in its sole discretion, provide additional services not enumerated herein. Landlord shall not be liable for any interruption whatsoever in utility services furnished by it which are due to Acts of God or Force Majeure. Moreover, Landlord shall not be liable for any interruption of such utility services which continues during any reasonable period necessary to restore such

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service upon the occurrence of any of the foregoing conditions. Failure by
Landlord to any extent to provide any services of Landlord specified herein or any other services not specified, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property (other than if caused by the gross negligence or willful misconduct of Landlord, its agents or employees), be construed as an eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant in this Lease. If any of the equipment or machinery necessary or useful for provision of any utility services, and for which Landlord is responsible, breaks down, or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruption in service occasioned from the repairs.

Tenant shall provide janitorial service to the Premises at its own expense.

The air conditioning and heating service to be provided by Landlord pursuant to the provisions of this Lease shall be adequate to maintain temperatures and humidity in the Premises at levels reasonably acceptable to Landlord and Tenant, and Landlord shall be responsible for any and all repairs, replacements, and/or modifications required to assure such service.

Notwithstanding anything to the contrary stated hereinabove, Tenant shall be responsible for payment of all expenses related to the use of utilities to the Leased Premises, including, but not limited to, deposits, installation and start-up fees and monthly invoices for electrical power and water utilized in the Leased Premises. Landlord may, at its option, separately meter the Leased Premises.

                       ARTICLE 5 - REPAIRS AND MAINTENANCE

Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the term of this Lease except as are set forth in this Article. Landlord shall maintain only the roof, foundation, parking and Common Areas, including, without limitation, elevators and bathroom areas, and the structural soundness of the exterior walls. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease (other than if caused by the gross negligence or willful misconduct of Landlord, its agents or employees). At the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant. Landlord shall exercise diligence to avoid disruptions to Tenant's business.

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                    ARTICLE 6 - ALTERATIONS AND IMPROVEMENTS

6.1 Construction. If any construction of tenant improvements is necessary for the initial occupancy of the Leased Premises, such construction shall be accomplished and the cost of such construction shall be borne by Tenant. Tenant shall be responsible for all work and will select its own architect and contractor for the work. Upon the request of Landlord, Tenant shall deliver to Landlord a completed acceptance of premises memorandum in Landlord's prescribed form as set forth in Exhibit F. See Exhibit "C".

6.2 Tenant Improvements. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of Landlord. Tenant shall furnish complete plans and specifications for any proposed alteration, addition or improvement for review and approval by Landlord. Any alterations, physical additions or improvements to the Leased Premises made by or installed by either party hereto shall remain upon and be surrendered with the Leased Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant, except equipment utilized by the Tenant in its provision of banking services, specifically vault or any portion thereof and safe deposits boxes.; provided, however, Landlord, at its option, may require Tenant to repair any portion of the Leased Premises damaged by the removal of said equipment, and to leave the Leased Premises in a broom-clean condition. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof and the interest of the Landlord shall not be subject to liens for improvements made by the Tenant. Tenant shall promptly cause any such liens that have arisen by reason or any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and shall indemnify Landlord against losses arising out of any such claim (including, without limitation, legal fees and court costs).

6.3 Common and Service Areas. Landlord may close any part of the Common Area to make repairs or alterations but shall maintain reasonable access to the Leased Premises.

                       ARTICLE 7 - CASUALTY AND INSURANCE

7.1 Destruction. Tenant shall give Landlord immediate notice of any change or destruction to the Leased Premises by fire or other casualty. Following such damage or

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         destruction to the Leased Premises, if the Leased Premises in whole are untenantable in Landlord's reasonable discretion, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, Tenant shall have the option to terminate this Lease. Otherwise, at Landlord's sole option, either (I) this Lease shall terminate, and, in such case, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification, if the damage to the Leased Premises is material and the Leased Premises is substantially untenantable, or (ii) this Lease shall not terminate, and Landlord shall proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. Landlord agrees to provide Tenant written notice of its decision within 15 days of Tenant's notice. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Leased Premises are untenantable shall be reduced to an amount determined by multiplying the Base Rent that would otherwise by payable but for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty, until such time as the whole of the Leased Premises is restored, at which time the Tenant's obligation to pay full rent shall resume. Landlord's obligation to rebuild or restore under this Section shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under the terms of the Leasehold Improvements Agreement, if any, described above in Section 6.1, and Tenant shall, promptly, after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant's sole cost and expense to restore those improvements for which Tenant is responsible under the terms of such Leasehold Improvements Agreement to substantially the condition in which the same existed prior to the casualty and to otherwise make the Leased Premises suitable for Tenant's use. If Landlord fails to substantially complete the necessary repairs or rebuilding within one hundred twenty (120) working days from the date of Landlord's receipt of written notification by Tenant of the destruction, Tenant may at its option, terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist. For purposes of this Lease, a "working" day means every week day, except for holidays recognized as such by Landlord.

7.2 Property Insurance. Landlord shall insure loss or damage to the Property and, at Tenant's request, shall provide to Tenant a certificate of such insurance coverage. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery,

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         goods or supplies) of Tenant upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements which Tenant may construct on the Leased Premises. Tenant at all times during the term of this Lease shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant's trade fixtures, furniture, supplies and all items of personal property of Tenant located on or within the Leased Premises. If an increase in any insurance premiums paid by Landlord for the Property is caused by Tenant's use of the Leased Premises in a manner other than as set forth in Section 1.8, or if Tenant vacates the Leased Premises and causes an increase in such premiums (and said vacating is deemed a default hereunder), Tenant shall pay to Landlord within ten (10) days after receipt of Landlord's invoice therefor, the amount of such increase, which shall be additional rent hereunder.

7.3 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the Property, or personal property within the Property, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent that such loss or damage is actually covered by insurance and only to the extent that the insured party has received insurance proceeds therefor. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

7.4 Hold Harmless. Landlord shall not be liable to Tenant or to Tenant's customers, employees, agents, guests or invitees, or to any other person whomsoever, for any injury to person or damage to property on or about the Leased Premises or the Common Area, other than injury or damage resulting from the gross negligence or willful misconduct or Landlord or its agents and employees, including but not limited to, consequential damage, (1) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Property or the Leased Premises by express or implied invitation of Tenant, or (2) arising out of the use of the Leased Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (3) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (4) caused by the improvements located in the Leased Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Premises or Property, or
         (5) arising out of the failure or cessation of any service provided by Landlord (including security service and devices), and Tenant hereby agrees to hold Landlord harmless from any liability, loss, expense or claim (including, but not limited to reasonable attorneys' fees) arising out of such damage or injury. Landlord shall not be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord acting within the scope of their authority. Further, Tenant specifically agrees to be responsible for and hold Landlord harmless from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Leased Premises.

7.5 Liability Insurance. Tenant shall at its expense obtain and keep in force during the term of this Lease comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, insuring both Landlord and Tenant against liability arising out of Tenant's use or occupancy of the Leased Premises, including without limitation the Common Areas and any other areas appurtenant thereto. Such insurance shall contain endorsements for the following coverages: (a) contractual liability insurance relating to all obligations of Tenant pursuant to this Lease, including its indemnification of Landlord; and (b) employee liability.

7.6 Insurance Requirements. All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Leased premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion. All policies shall provide that they may not be terminated without thirty (30) days' prior written notice to Landlord. If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as additional rent hereunder, the premium cost thereof.

7.7 Hazardous Material. Throughout the term of this Lease, Tenant shall not cause the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Leased Premises other than in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order. Tenant shall indemnify, defend, and hold harmless from and against (a) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work of the Leased Premises (herein referred to as "Remedial Work") required by, or incurred by Landlord or any other person or party in a reasonable belief that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by an governmental agency, authority, political subdivision having jurisdiction over the Leased Premises, and (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Leased Premises and which arise out of the activities of the Tenant. In the event any Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for the cost and expense thereof upon demand.

                            ARTICLE 8 - CONDEMNATION

                  If all or a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the Leased Premises in whole is rendered untenantable in the Landlord's reasonable discretion, Tenant, at its option may terminate this Lease. Otherwise, this Lease shall at the option of Landlord, either (I) terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemnation authority, if the damage to the Leased Premises is material and the Leased Premises is substantially untenantable, or (ii) this Lease shall not terminate and Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord's debt to such mortgagee, the Property and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The Base Rent payable under this Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty, until such time as the whole of the Leased Premises is restored, at which time the Tenant's obligation to pay full rent shall resume. If Landlord fails to substantially complete such restoration and reconstruction within one hundred and twenty (120) working days of the date of physical possession by the condemning authority, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Leased Premises, shall be the property of Landlord (whether such award is compensation for damaged to Landlord's or Tenant's interest in the Leased Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property within the Leased Premises if a separate award for such items is made to Tenant.

                       ARTICLE 9 - ASSIGNMENT OR SUBLEASE

9.1 Assignment by Tenant, Landlord. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord, which consent may not unreasonably withheld, and in no event shall any such assignment or sublease ever release Tenant or any Guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof. Notwithstanding the foregoing, Tenant may, without Landlord's approval, assign or sublet the Lease Premises or any part thereof, to any successor of Tenant resulting from a merger, consolidation, sale or acquisition of Tenant. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2 Rights of Mortgagee, Estoppel Letters. Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property. Upon any foreclosure of any such mortgage, or the sale or conveyance of the Property in lieu of foreclosure, or any other transfer of Landlord's interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord's interest, and shall recognize the purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant's attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or any other transfer of Landlord's interest in the Property. Tenant, upon written request, at any time, before or after any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge, and deliver to prospective transferee or mortgagee a Lease Subordination, Non-Disturbance and Attornment Agreement and any additional written instruments and certificates evidencing such attornment as mortgagee or other prospective transferee may reasonably require. Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Notwithstanding anything to the contrary implied in this Section, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as mortgagee in its discretion may consider appropriate. Tenant agrees to furnish, from time to time, within twenty (20) days after receipt of a written request from Landlord or Landlord's mortgagee, (a) a statement certifying, if applicable, all or some of the following: Tenant is in possession of Leased Premises; this Lease is in full force and effect; this Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Landlord; Landlord has performed all inducements required of Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Leased Premises as constructed; and
         (b) the following items: an acknowledgment of the assignment of rentals and other sums due hereunder to the mortgagee and agreement to be bound thereby; an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction; an agreement by Tenant to give the mortgagee written notice of Landlord's default hereunder and to permit the mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as result of such default; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one (1) month's rent in advance.

                          ARTICLE 10 - LANDLORD'S LIEN

                            Intentionally left blank

                        ARTICLE 11 - DEFAULT AND REMEDIES

11.1 Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease: (a) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and fails to cure after fifteen
         (15) business days written notice; (b) Tenant shall abandon any substantial portion of the Leased Premises for more than thirty (30) business days; (c) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder; (d) Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (e) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the property and the lien is not satisfied within fifteen (15) days of filing; (f) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant or any guarantor of Tenant's obligations hereunder; or (g) Tenant shall be in default of any other term, provision or covenant of this Lease, and, other than specified in clause (a) above, such default is not cured within thirty (30) days after written notice thereof to Tenant. Said cure period shall however be extended so long as the Tenant is diligently pursuing cure of the default and the default is of nature that it cannot be cured within the thirty (30) day time period.

11.2 Remedies for Tenant's Default. Upon the occurrence of any event of default set forth in this Lease, Landlord shall, in addition to any other rights or remedies available to Landlord under this Lease and under the laws of the State of Florida, have the option to pursue any one or more of the remedies set forth in this Section without any additional notice or demand:

         (1) The Landlord may elect to declare the amount equal to 12 months of Base Rent or any part thereof, due and payable immediately.

         (2) Landlord may elect, at any time subsequent to such default, by written notice to the Tenant, to terminate this Lease on the date specified in such notice of termination, and Tenant shall quit and surrender the Leased Premises to Landlord as if the term herein ended by the expiration of the time fixed herein, but Tenant shall remain liable as hereinafter provided.

                  Further, upon such default, whether or not Landlord shall elect to terminate this Lease, Landlord shall have the immediate right to re-enter the Leased Premises and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, and Landlord shall not be deemed guilty of trespass, or become liable for any loss or damage which may be occasioned thereby.

         (3) Landlord may retake possession of the Leased Premises for the account of Tenant and may re-enter the Leased Premises, by summary proceedings or otherwise, and attempt to re-let the Leased Premises, or any part thereof, as Tenant's agent, in the name of Landlord, or otherwise to any tenant and upon such terms and conditions and for any use or purpose and for a term shorter or longer than the balance of the term of this Lease, all as Landlord may deem appropriate. Should Landlord elect to re-enter or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may make such alterations and repairs as may be necessary in order to re-let the Leased Premises or any part thereof. Upon each such re-letting, all rentals received by Landlord from such re-letting shall be applied, first, to the payment of any indebtedness, other than Rent due hereunder, from Tenant to Landlord; second to the payment of any costs and expenses of such re-letting including brokerage fees and to costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder, the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such re-letting during any month be less than that to be paid during that month by Tenant as set forth herein, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly, but to the extent permitted by law, Tenant shall not be entitled to any surpluses from such re-letting. Landlord shall recover from Tenant all damages it may incur by reason of Tenant's default, including the cost of recovering the Leased Premises and, including charges equivalent to Rent reserved in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. Landlord shall have no such obligation to re-let the Leased Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant's liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession of and re-letting the Leased Premises, including legal expenses, attorneys' fees through the appellate level, brokerage fees, the cost of restoring the Leased Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting.

         (4) Landlord may retake possession of the Premises, or any part thereof, on its own behalf, without thereby relieving Tenant from any liability for damages accruing prior to such retaking. Or, Landlord may elect not to seek to re-enter any portion of the Leased Premises, without waiving its right to do so at any future time or its right to collect the rent due hereunder as and when the same shall become due and to continue to hold Tenant fully liable for all if its obligations hereunder.

         (5) Landlord may treat the default as an anticipatory breach of this Lease and, in addition to retaking possession, may bring an action immediately for all damages resulting therefrom.

         (6) In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the further right to seek an injunction.

         (7) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for specific performance of any covenant or agreement contained herein, or for the enforcement of any other legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease.

         (8) If Landlord exercises any of the remedies provided for in subparagraphs (1) through (6) hereinabove, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, full or complete license to do so being hereby granted by Tenant to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

         (9) Upon an event of default resulting from Tenant's failure to pay Base Rent, additional rent or any other amount due hereunder, all sums past due shall bear interest at the highest legal rate of interest permitted under the laws of the State of Florida. Neither the accrual nor the payment of such interest shall be deemed to excuse or cure any breach, default or event of default hereunder. In the event that any interest paid or charged hereunder shall exceed the maximum legal rate then applicable then such rate so charged by Landlord shall be automatically reduced to the current maximum legal rate of interest, and Landlord shall promptly refund to Tenant the excess amount of interest paid over such maximum legal rate of interest.

         (10) The rights, privileges, elections and remedies of Landlord under this Lease shall be cumulative, and Landlord shall have the right to exercise such remedies at any time and from time to time singularly or in combination. No termination of this Lease (whether upon an event of default or otherwise) shall be deemed to limit or negate Landlord's rights hereunder to indemnification from Tenant (or Tenant's insurance carriers) for any claim or liability asserted against or imposed upon Landlord, whether before or after the termination of this Lease, which is directly or indirectly based upon death, personal injury, property damage or other matters occurring prior to the termination hereof.

         (11) The pursuit by Landlord of any particular remedy, whether specified herein or otherwise, shall, to the extent permitted by law, not preclude Landlord from pursuing any other remedy or remedies available to it at law in equity, all of which shall be deemed to be cumulative. If Landlord's re-entry is the result of Tenant's bankruptcy, insolvency, or reorganization, Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization. If Tenant abandons or vacates the Premises, or if Landlord re-enters the Premises pursuant to court order, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. Tenant, for itself and for all persons claiming through or under it, hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Leased Premises after a warrant to dispossess shall have been issued or after judgment in an action for ejectment shall have been made and entered. The parties hereby waive trial by jury in an action, proceeding or counterclaim brought by either of the parties hereto against the other or any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or claim of injury or damage. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have, in addition to any other remedies which it may have, the right to invoke any remedy allowed at law or in equity, including injunctive relief, to enforce Landlord's rights or any of them, as if re-entry and other remedies were not herein provided for. Notwithstanding anything in this Lease to the contrary, Landlord reserves all rights which any state or local laws, rules, regulations or ordinances confer upon a Landlord against a Tenant in default. This article shall apply to any renewals or extensions of this Lease. This agreement shall be deemed to have been made in the State of Florida and shall be interpreted, and the rights and liabilities of the parties herein determined, in accordance with the laws of the State of Florida.

         (12) Notwithstanding the foregoing, Landlord's right to retake the possession of the Leased Premises shall be qualified to permit the Tenant at all times to enter the Leased Premises in order to obtain funds or monies, certificates of deposit, stock certificates and other documentation in the bank vault, safe deposit boxes and other secured locations within the Leased Premises.

Notwithstanding any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Leased Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.3 of this Lease. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 12.7 below, and no other act or omission of Landlord shall be construed as a termination of this Lease.

11.3 Default by Landlord. If Landlord defaults in the performance of any term, covenant or condition required to be performed by Landlord under this Lease, Landlord shall have thirty (30) days following the receipt of written notice from Tenant specifying such default to cure such default, provided that if Landlord has commenced actions to cure such default within said thirty (30) day period, Landlord shall have all reasonable and necessary time to complete such cure.

11.4 Remedies for Landlord's Default. Upon the occurrence of any default set forth in this Lease and subsequent failure by Landlord to cure or commence actions to cure as provided in Section 11.3, Tenant shall, as Tenant's sole remedies, have the right to maintain an action against Landlord for specific performance or injunctive relief, or to cure said default at its expense and obtain reimbursement for expense related to such cure from the Landlord.

11.5     Intentionally Left Blank.

               ARTICLE 12 - DEFINITIONS AND MISCELLANEOUS MATTERS

12.1 Abandon. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Tenant, whether or not Tenant is in default of the rental or other payments due under this Lease.

12.2 Act of God or Force Majeure. An "Act of God" or "Force Majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, and/or any other cause not reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part, to prevent or overcome. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed or prevented by an "Act of God", "Force Majeure" or by Tenant. Tenant shall not be required to perform any covenant or obligation in this Lease, or be liable to Landlord, so long as the performance or non-performance of the covenant or obligation is delayed or prevented by an "Act of God" or "Force Majeure," no longer than three (3) days.

12.3 Waiver. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord may collect and receive rent due from tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such

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

         payment. Institution of any action to re-enter the Leased Premises shall not be construed to be an election by Landlord to terminate this Lease.

12.4 Attorneys' Fees. If a party hereto defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent or other sums due or to become due or recovery of the possession of the Leased Premises, the prevailing party agrees to pay the other party's costs of collection, including reasonable attorneys' fees, whether suit is actually filed or not.

12.5 Successors. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

12.6 Interpretations: Severability. The captions appearing in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of this Lease apply (a) in the plural sense where there is more than one tenant and (b) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The Laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

12.7 Notices. All rent and other payments required to be made by Tenant shall be payable to Landlord at the following address: Two South Orange Street, LLC, Two South Orange Avenue, Suite #201, Orlando, Florida 32801. All payments required to be made by Landlord to Tenant shall be payable to Tenant at Tenant's address set forth in Section 1.7. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, with a commercial overnight courier, or by facsimile (with confirmation), and addressed to the parties at the respective addresses set forth in
         Section 1.7 (or, in the case of Tenant, at the Leased Premises).

12.8 Multiple Tenants. If this Lease is executed by more than one person or entity as "Tenant", each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Tenants shall be empowered to execute any

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

         modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitle to rely on same to the extent as if all of the named Tenants had executed same.

12.9 Landlord's Liability. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

12.10 Time is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence.

12.11 Entire Agreement. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with the specific references to extrinsic documents, is the entire agreement of the parties, that there are, and were, no verbal representations, warranties, understandings, stipulations, agreement or promises pertaining to the subject matter of this Lease or of any expressly mentioned extrinsic documents that are not incorporated in writing in this Lease or in such documents. This Lease may executed in counterparts.

12.12 Amendment. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

12.13 Limitation of Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose of or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant expressly acknowledges that Landlord has made no warranties or representations concerning any hazardous substances or other environmental matters affecting any part of the Property, and Landlord hereby expressly disclaims and Tenant waives any express or implied warranties with respect to any such matters.

12.14 Waiver and Releases. Tenant shall not have the right to withhold or to offset rent or to terminate this Lease except as expressly provided herein. Tenant waives and releases any and all statutory liens and offset rights.

12.15 Radon Gas Disclosure. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Orange County, Florida, public health unit.

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

12.16 Exhibits. The Exhibits attached hereto are incorporated herein by reference. Tenant acknowledges that the terms of the agreements set forth in the exhibits are acceptable to Tenant.

12.17 Real Estate Broker. Except for Carter & Associates - ONCOR, Tenant and Landlord represent and warrant that neither they nor any of their representatives, employees, or agents have dealt with or consulted any other real estate broker in connection with this Lease. Without limiting the effect of the foregoing, the Tenant and Landlord agree to indemnify and hold the other harmless against any claim or demand made by any other real estate broker or agents claiming to have dealt or consulted with them or any of their representatives, employees or agents contrary to the foregoing representations and warranty. Tenant agrees that at the execution hereof it shall pay over to Carter & Associates - ONCOR a commission in the amount of $50,000.00.

                            (Signatures on next page)



EXECUTED effective as of the first day written herein.

                                            LANDLORD

WITNESSES:                                  TWO SOUTH ORANGE STREET, LLC

  /s/ Tom Cook                              By:  /s/ Cameron B. Kuhn
---------------------------------              --------------------------------
Print Name:  Tom Cook                       Name: Cameron B. Kuhn
           ----------------------           Its: Manager
  /s/ D. Paul Dietrich
---------------------------------

Print Name:  D. Paul Dietrich II
           ----------------------

                                            TENANT

WITNESSES:                                  ADMIRALTY BANK

  /s/ Tom Cook                              By:  /s/ Ward Kellogg
---------------------------------              --------------------------------
Print Name:  Tom Cook                       Name: Ward Kellogg
           -----------------------               ------------------------------
                                            Its:  President and CEO
  /s/ D. Paul Dietrich                           -------------------------------
----------------------------------
Print Name:  D. Paul Dietrich II
           -----------------------

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